                                                                      EXHIBIT 11

             SANTA BARBARA RESTAURANT GROUP, INC. AND SUBSIDIARIES

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
                                                                 SIXTEEN          SIXTEEN
                                                               WEEKS ENDED      WEEKS ENDED
                                                              APRIL 19, 2001   APRIL 20, 2000
                                                              --------------   --------------
                                                                (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE AMOUNTS)
                                                                        (UNAUDITED)
BASIC EARNINGS PER SHARE:
Numerator
  Net income (loss).........................................     $   945          $   (67)
                                                                 =======          =======
Denominator
  Weighted average shares outstanding.......................      15,724           18,586
  Escrowed restricted shares................................        (100)            (100)
                                                                 -------          -------
  Basic weighted average shares outstanding.................      15,624           18,486
                                                                 =======          =======
  Basic earnings (loss) per share...........................     $  0.06          $ (0.01)
                                                                 =======          =======

DILUTED EARNINGS PER SHARE:
Numerator
  Net income (loss).........................................     $   945          $   (67)
                                                                 =======          =======
Denominator
  Basic weighted average shares outstanding.................      15,624           18,486
Incremental common shares attributable to:
  Escrowed restricted shares................................         100               --
  Exercise of outstanding options...........................         467               --
                                                                 -------          -------
                                                                     567               --
Diluted weighted average shares outstanding.................      16,191           18,486
                                                                 =======          =======
Diluted earnings (loss) per share...........................     $  0.06          $ (0.01)
                                                                 =======          =======
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